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                                                                      EXHIBIT 21


                           PRIDE INTERNATIONAL, INC.
                                 SUBSIDIARIES

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
                                                               Jurisdiction of Incorporation
Company                                                                or Organization
--------------------------------------------------------   ----------------------------------------
Pride Drilling, Inc.                                       Texas
Petroleum Supply Company                                   Texas
Pride Offshore, Inc.                                       Delaware
Mexico Drilling Limited, LLC                               Delaware
RangerWell Service, Inc.                                   Texas
Ranger Corporation                                         Delaware
Pride International Holdings, Inc.                         Delaware
Pride International Management Company                     Delaware
Pride International, Ltd.                                  British Virgin Islands
Pride South America Ltd.                                   British Virgin Islands
Pride International, C.A.                                  Venezuela
Pride Cyprus Ltd.                                          Cyprus
Pride Limassol Ltd.                                        Cyprus
Pride International JSC                                    Russia
Pride International, S.R.L.                                Argentina
Larcom Insurance Holdings, Inc.                            Bermuda
Pride Drilling, C.A.                                       Venezuela
Pride Peru S.A.                                            Peru
Marlin Columbia Drilling Co., Inc.                         British Virgin Islands
Pride Global Ltd.                                          British Virgin Islands
SE Pacific Drilling Ltd.                                   British Virgin Islands
Westville Management Corporation                           British Virgin Islands
Utah Drilling Limited                                      British Virgin Islands
Pride International Personnel Ltd.                         British Virgin Islands
Pride-Forasol-Foramer Ltd.                                 British Virgin Islands
Pride E&P Services Ltd.                                    Liberia
Servicios Especiales San Antonio S.A.                      Argentina

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
                                                               Jurisdiction of Incorporation
Company                                                                or Organization
--------------------------------------------------------   ----------------------------------------
Pride de Venezuela, C.A.                                   Venezuela
Martin Maritime Limited                                    Bahamas
Andre Maritime Ltd.                                        Bahamas
Sonamer Limited                                            Bahamas
Sonamer Angola Ltd.                                        Bahamas
Pride-Forasol, S.A.S.                                      France
Forinter Ltd.                                              Jersey
Pride-Foramer S.A.S.                                       France
Basafojagu (HS) Inc.                                       Liberia
Caland Boren B.V.                                          The Netherlands
Compagnie Monegasque De Services Comoser s.a.m.            Monaco
Dayana Finance S.A.                                        Panama
United Gulf Energy Resources Co.                           Oman
Drilling Labor Services PTE Ltd.                           Singapore
Dundee Corp.                                               Liberia
Foradel SDN B.H.D.                                         Malaysia
Forasub, B.V.                                              The Netherlands
Forafels Inc.                                              Panama
Forasol Drilling (West Africa) Ltd.                        Nigeria
Pride Arabia Limited                                       Saudi Arabia
National Drilling & Services Co., L.L.C.                   Oman
S.B.M. France                                              France
Dupont Maritime Ltd.                                       Liberia
Interdrill Limited                                         Bahamas
Gisor Limited                                              England
Pride North Sea (U.K.) Ltd.                                England
Pride International Bolivia Ltda.                          Bolivia
Amethyst Financial Company Ltd.                            British Virgin Islands
Petrodrill Two Limited                                     British Virgin Islands
Petrodrill Three Limited                                   British Virgin Islands
Petrodrill Four Limited                                    British Virgin Islands
Petrodrill Five Limited                                    British Virgin Islands

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
                                                               Jurisdiction of Incorporation
Company                                                                or Organization
--------------------------------------------------------   ----------------------------------------
Petrodrill Six Limited                                     British Virgin Islands
Petrodrill Seven Limited                                   British Virgin Islands
Pride Amethyst Ltd.                                        British Virgin Islands
Pridemaritima, Ltd.                                        British Virgin Islands
Petrodrill Offshore Inc.                                   Bahamas
Petrodrill Corporation Ltd.                                Bahamas
Petrodrill Engineering N.V.                                The Netherlands
BiGem Holdings N.V.                                        The Netherlands
Compania Boliviana de Perforacion S.A.M.                   Bolivia
Twin Oaks Financial Ltd.                                   British Virgin Islands
Durand Maritime SNC                                        France
Sonamer France SNC                                         France
International de Travaux et de Materiel SARL               France
Pride Foral E.P.A.                                         Algeria
Medfor S.A.                                                France
Petro Tech S.A.I.C. de MyS                                 Argentina
Estimulaciones Y Empaques S.A.                             Venezuela
Pride North Atlantic, Ltd.                                 British Virgin Islands
Pride North Sea, Ltd.                                      British Virgin Islands
Pride Amethyst II Ltd.                                     British Virgin Islands
Pride Ohio, Ltd.                                           British Virgin Islands
Somaser SNC                                                France
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